Exhibit 23.3

CONSENT OF BDO SEIDMAN, LLP

Bedford Bancshares, Inc.

Bedford, Virginia

We hereby consent to the incorporation by reference in the Registration Statement of our report dated October 23, 2002, relating to the consolidated financial statements of Bedford Bancshares, Inc. and Subsidiaries appearing in the Company’s Annual Report on Form 10-KSB for the year ended September 30, 2002.

We also consent to the reference to us under the caption “Experts” in the Registration Statement.

/s/ BDO SEIDMAN, LLP
BDO Seidman, LLP

Richmond, Virginia

April 24, 2003